Exelon Generation Capacity Position in PJM May 17, 2012 Exhibit 99.1

Cautionary Statements Regarding
Forward-Looking Information
2
This presentation contains certain forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon
Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric
Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1)  Exelon’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk
Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of
Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Constellation
Energy Group’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7.
Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM
Financial Statements and Supplementary Data: Note 12; (3) the Registrant’s First Quarter 2012
Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I,
Financial Information, ITEM 1. Financial Statements: Note 15; and (4) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-
looking statements, which apply only as of the date of this presentation. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation.

Exelon Generation Capacity Position in PJM

1. Reflects owned and contracted generation summer installed capacity (ICAP) adjusted for mid–year PPA roll offs. Prices are rounded to the nearest dollar.
2. ICAP is net of Eddystone 1&2, Cromby 1&2 (total~933 MW), which are not included PY 11/12 onwards reflecting decision in December 2009 to permanently retire these units.
3. ICAP for all years beginning PY 11/12 excludes capacity for units to be divested (Brandon Shores, Wagner & Crane ~2,648 MW). Constellation offered these units in PY11/12 - PY 15/16 auctions.
RTO = Regional Transmission Organization, MAAC = Mid-Atlantic Area Council, EMAAC = Eastern Mid-Atlantic Area Council, SWMAAC = South
West Mid-Atlantic Area Council
Planning Year
2011/2012 2012/2013 2013/2014 2014/2015 2015/2016
PJM
1
Rest of RTO
Installed Capacity (MW)
27,400 12,800 11,500 11,500 11,500
Price ($/MW-Day)
$110 $16 $28 $126 N.A.
EMAAC
Installed Capacity(MW)
2
9,200 9,200 9,200 9,200
Price ($/MW-Day)
$140 $245 $137 N.A.
MAAC
Installed Capacity (MW)
2,600 2,700 2,700 2,700
Price ($/MW-Day)
$133 $226 $137 N.A.
SWMAAC
Installed Capacity(MW)
3
1,900 1,900 1,900 1,900
Price ($/MW-Day)
$133 $226 $137 N.A.